EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

CSG Systems INTERNATIONAL reports

FIRST Quarter 2022 RESULTS

Confirming All 2022 Financial Guidance Targets

Delivered 4.5% YoY Revenue Growth and 4.9% YoY Non-GAAP EPS Growth in Q1

Launched 5G-Ready, SaaS-Based CSG Encompass for Global Telecom Customers

DENVER--(May 4, 2022) — CSG (NASDAQ: CSGS) today reported results for the quarter ended March 31, 2022.

Financial Results:

First quarter 2022 financial results:

•	Total revenue was $264.4 million and total non-GAAP adjusted revenue was $246.4 million.
•	GAAP operating income was $16.4 million, or 6.2% of total revenue, and non-GAAP operating income was $40.2 million, or 16.3% of non-GAAP adjusted revenue.
•	GAAP earnings per diluted share (EPS) was $0.19 and non-GAAP EPS was $0.86.
•	Cash flows used in operations were ($5.5) million, with a non-GAAP free cash flow deficit of ($15.9) million.

Shareholder Returns:

•	CSG declared its quarterly cash dividend of $0.265 per share of common stock, or a total of approximately $9 million, to shareholders.
•	During the first quarter of 2022, CSG repurchased under its stock repurchase program, approximately 266,000 shares of its common stock for approximately $16 million.

“CSG continued to build off our excellent 2021 momentum by delivering 4.5% year-over-year revenue growth and 4.9% year-over-year non-GAAP EPS growth in Q1, despite the discounts related to our Charter Communications and DISH contract renewals,” said Brian Shepherd, President and Chief Executive Officer of CSG.  “These good first quarter results prove that our strategy is paying dividends as we continue to deliver for our customers. As a result, we are pleased to confirm all 2022 financial guidance targets. Looking ahead, we remain well positioned to lengthen and strengthen our relationships with existing customers, organically grow our revenue, close good value-adding strategic acquisitions, and diversify into faster growth industry verticals.”

CSG Systems International, Inc.

May 4, 2022

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended March 31,
			Percent
	2022	2021	Changed
GAAP Results:
Revenue	$264,400	$253,119	4.5%
Operating Income	16,415	31,377	(47.7%)
Operating Margin Percentage	6.2%	12.4%
EPS	$0.19	$0.61	(68.9%)
Non-GAAP Results:
Adjusted Revenue	$246,362	$236,669	4.1%
Operating Income	40,186	40,207	(0.1%)
Adjusted Operating Margin Percentage	16.3%	17.0%
EPS	$0.86	$0.82	4.9%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Results of Operations

GAAP Results: Total revenue for the first quarter of 2022 was $264.4 million, a 4.5% increase when compared to revenue of $253.1 million for the first quarter of 2021.  The increase in revenue can be primarily attributed to the continued growth of CSG’s revenue management solutions, as approximately two-thirds of the increase was attributed to organic growth.

GAAP operating income for the first quarter of 2022 was $16.4 million, or 6.2% of total revenue, compared to $31.4 million, or 12.4% of total revenue, for the first quarter of 2021.  The decrease in operating income is mainly a result of a $12 million increase in restructuring and reorganization charges related primarily to real estate restructurings in the first quarter of 2022 as CSG rationalizes its real estate footprint to reflect a flexible work approach.

GAAP EPS for the first quarter of 2022 was $0.19, as compared to $0.61 for the first quarter of 2021. The decrease in GAAP EPS can be mainly attributed to the increase restructuring and reorganization charges, discussed above, and a $7.5 million loss incurred on a derivative liability upon conversion of our 2016 Convertible Notes, discussed below.

Non-GAAP Results:  Non-GAAP adjusted revenue for the first quarter of 2022 was $246.4 million, a 4.1% increase when compared to non-GAAP adjusted revenue of $236.7 million for the first quarter of 2021.  The increase in non-GAAP adjusted revenue between periods is due to the factors discussed above.

Non-GAAP operating income for the first quarter of 2022 was $40.2 million, or 16.3% of total non-GAAP adjusted revenue, compared to $40.2 million, or 17.0% of total non-GAAP adjusted revenue for the first quarter of 2021.

Non-GAAP EPS for the first quarter of 2022 was $0.86 compared to $0.82 for the first quarter of 2021.

CSG Systems International, Inc.

May 4, 2022

Balance Sheet and Cash Flows

Cash, cash equivalents and short-term investments as of March 31, 2022 were $187.6 million compared to $233.7 million as of December 31, 2021.  CSG had net cash flows used in operations for the first quarters ended March 31, 2022 and 2021 of ($5.5) million and ($2.2) million, respectively, and had non-GAAP free cash flow deficits of ($15.9) million and ($10.5) million, respectively.  Cash flows for the first quarters of 2022 and 2021 were negatively impacted by the payment of year-end accrued employee incentive compensation.

During the first quarter of 2022, CSG borrowed $245 million on its 2021 Revolving Credit Facility to settle the 2016 Convertible Notes for approximately $242 million in cash.  As a result of the conversions of the Notes in March 2022, CSG recognized a $7.5 million loss on a derivative liability related to the change in CSG’s stock price over the observation period prior to settlement.

Summary of Financial Guidance

CSG is reaffirming its financial guidance for the full year 2022, as follows:

GAAP Measures:
Revenue	$1,070 - $1,110 million
Non-GAAP Measures:
Adjusted Revenue	$1,000 - $1,033 million
Adjusted Operating Margin Percentage	16.5% - 17.0%
EPS	$3.44 - $3.68
Adjusted EBITDA	$225 - $236 million
Free Cash Flow	$115 - $125 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Conference Call

CSG will host a conference call on Wednesday, May 4, 2022 at 5:00 p.m. ET, to discuss CSG’s first quarter results for 2022.  The call will be carried live and archived on the Internet.  A link to the conference call is available at http://ir.csgi.com.  In addition, to reach the conference by phone, call 1-888-412-4131 and use the passcode 2327393.

Additional Information

For information about CSG, please visit CSG’s web site at csgi.com.  Additional information can be found in the Investor Relations section of the website.

CSG Systems International, Inc.

May 4, 2022

About CSG

CSG is a leader in innovative customer engagement, revenue management and payments solutions that make ordinary customer experiences extraordinary. Our cloud-first architecture and customer-obsessed mindset help companies around the world launch new digital services, expand into new markets, and create dynamic experiences that capture new customers and build brand loyalty. For 40 years, CSG’s technologies and people have helped some of the world’s most recognizable brands solve their toughest business challenges and evolve to meet the demands of today’s digital economy with future-ready solutions that drive exceptional customer experiences. With 5,000 employees in over 20 countries, CSG is the trusted technology provider for leading global brands in telecommunications, retail, financial services, and healthcare. Our solutions deliver real world outcomes to more than 900 customers in over 120 countries.

To learn more, visit us at csgi.com and connect with us on LinkedIn and Twitter.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release.  Some of these key factors include, but are not limited to the following items:

•	CSG derives approximately forty percent of its revenue from its two largest customers;
•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates;
•	CSG’s ability to maintain a reliable, secure computing environment;
•	Continued market acceptance of CSG’s products and services;
•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;
•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
•	CSG’s ability to meet its financial expectations;
•	Increasing competition in CSG’s market from companies of greater size and with broader presence;
•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
•	CSG’s ability to protect its intellectual property rights;
•	CSG’s ability to conduct business in the international marketplace;
•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and
•	CSG’s business may be disrupted, and its results of operations and cash flows adversely affected by the COVID-19 pandemic.

This list is not exhaustive, and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

John Rea, Investor Relations

(210) 687-4409

E-mail: john.rea@csgi.com

CSG Systems International, Inc.

May 4, 2022

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands)

	March 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$181,457	$205,635
Short-term investments	6,133	28,037
Total cash, cash equivalents and short-term investments	187,590	233,672
Settlement and merchant reserve assets	163,145	186,267
Trade accounts receivable:
Billed, net of allowance of $4,924 and $4,250	238,368	244,317
Unbilled	42,379	35,802
Income taxes receivable	8,617	6,414
Other current assets	46,676	41,727
Total current assets	686,775	748,199
Non-current assets:
Property and equipment, net of depreciation of $114,393 and $111,244	70,803	73,580
Operating lease right-of-use assets	71,850	86,034
Software, net of amortization of $156,490 and $152,283	29,234	29,757
Goodwill	319,034	321,330
Acquired customer contracts, net of amortization of $115,726 and $114,166	54,480	57,207
Customer contract costs, net of amortization of $35,860 and $32,410	47,025	46,618
Deferred income taxes	8,755	8,584
Other assets	15,378	15,840
Total non-current assets	616,559	638,950
Total assets	$1,303,334	$1,387,149
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$252,500	$237,500
Operating lease liabilities	22,832	23,270
Customer deposits	40,324	43,546
Trade accounts payable	35,193	35,397
Accrued employee compensation	61,516	91,115
Settlement and merchant reserve liabilities	161,782	185,276
Deferred revenue	51,990	53,748
Income taxes payable	800	398
Other current liabilities	19,940	24,852
Total current liabilities	646,877	695,102
Non-current liabilities:
Long-term debt, net of unamortized discounts of $3,218 and $3,406	135,532	137,219
Operating lease liabilities	64,750	70,068
Deferred revenue	16,156	19,599
Income taxes payable	4,148	4,058
Deferred income taxes	7,729	7,752
Other non-current liabilities	13,970	13,107
Total non-current liabilities	242,285	251,803
Total liabilities	889,162	946,905
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 32,560 and 32,495 shares outstanding	709	705
Additional paid-in capital	472,078	488,303
Treasury stock, at cost; 36,979 and 36,713 shares	(946,102)	(930,106)
Accumulated other comprehensive income (loss):
Unrealized gains on short-term investments, net of tax	(8)	(6)
Cumulative foreign currency translation adjustments	(39,529)	(38,347)
Accumulated earnings	923,389	916,060
Total CSG stockholders' equity	410,537	436,609
Noncontrolling interest	3,635	3,635
Total stockholders' equity	414,172	440,244
Total liabilities and stockholders' equity	$1,303,334	$1,387,149

CSG Systems International, Inc.

May 4, 2022

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended
	March 31, 2022	March 31, 2021
Revenue	$264,400	$253,119

Cost of revenue (exclusive of depreciation, shown separately below)	138,418	133,542
Other operating expenses:
Research and development	32,981	32,212
Selling, general and administrative	57,342	48,815
Depreciation	6,138	6,113
Restructuring and reorganization charges	13,106	1,060
Total operating expenses	247,985	221,742
Operating income	16,415	31,377
Other income (expense):
Interest expense	(3,272)	(3,592)
Amortization of original issue discount	-	(772)
Interest and investment income, net	130	124
Loss on derivative liability upon debt conversion	(7,456)	-
Other, net	812	(555)
Total other	(9,786)	(4,795)
Income before income taxes	6,629	26,582
Income tax provision	(516)	(6,951)
Net income	$6,113	$19,631

Weighted-average shares outstanding:
Basic	31,416	31,844
Diluted	31,810	32,146

Earnings per common share:
Basic	$0.19	$0.62
Diluted	0.19	0.61

CSG Systems International, Inc.

May 4, 2022

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Quarter Ended
	March 31, 2022	March 31, 2021
Cash flows from operating activities:
Net income	$6,113	$19,631
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation	6,138	6,113
Amortization	13,870	10,737
Amortization of original issue discount	-	772
Asset impairment	10,705	102
Loss on short-term investments and other	15	15
Loss on derivative liability upon debt conversion	7,456	-
Deferred income taxes	(55)	6,508
Stock-based compensation	5,581	5,395
Subtotal	49,823	49,273
Changes in operating assets and liabilities, net of acquired amounts:
Trade accounts receivable, net	46	(23,874)
Other current and non-current assets and liabilities	(6,069)	(414)
Income taxes payable/receivable	(1,735)	(1,022)
Trade accounts payable and accrued liabilities	(42,550)	(28,101)
Deferred revenue	(5,064)	1,914
Net cash used in operating activities	(5,549)	(2,224)

Cash flows from investing activities:
Purchases of software, property and equipment	(10,375)	(8,239)
Purchases of short-term investments	-	(32,304)
Proceeds from sale/maturity of short-term investments	21,887	29,340
Acquisition of and investments in business, net of cash acquired	-	(648)
Net cash provided by (used in) investing activities	11,512	(11,851)

Cash flows from financing activities:
Proceeds from issuance of common stock	650	619
Payment of cash dividends	(8,885)	(8,635)
Repurchase of common stock	(23,660)	(11,738)
Proceeds from long-term debt	245,000	-
Payments on long-term debt	(244,176)	(2,813)
Settlement and merchant reserve activity	(23,543)	(41,492)
Net cash used in financing activities	(54,614)	(64,059)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	1,351	(851)

Net decrease in cash, cash equivalents and restricted cash	(47,300)	(78,985)

Cash, cash equivalents and restricted cash, beginning of period	391,902	354,730
Cash, cash equivalents and restricted cash, end of period	$344,602	$275,745

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$5,876	$5,661
Income taxes	2,230	1,468

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$181,457	$150,609
Settlement and merchant reserve assets	163,145	125,136
Total cash, cash equivalents and restricted cash	$344,602	$275,745
(1)

Beginning with the second quarter of 2021, CSG reclassified certain cash flows related to settlement and merchant reserve assets and liabilities from cash flows from operating activities to cash flows from financing activities within the Condensed Consolidated Statements of Cash Flows.  Prior period amounts have been reclassified to conform to the current period presentation.

CSG Systems International, Inc.

May 4, 2022

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenue by Significant Customers: 10% or more of Revenue

	Quarter Ended		Quarter Ended		Quarter Ended
	March 31, 2022		December 31, 2021		March 31, 2021
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Comcast	$52,524	20%	$54,861	20%	$53,454	21%
Charter	52,069	20%	57,332	21%	53,382	21%

Revenue by Vertical

	Quarter Ended	Quarter Ended	Quarter Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Broadband/Cable/Satellite	54%	55%	57%
Telecommunications	19%	20%	18%
All other	27%	25%	25%
Total revenue	100%	100%	100%

Revenue by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Americas	84%	83%	86%
Europe, Middle East and Africa	12%	13%	10%
Asia Pacific	4%	4%	4%
Total revenue	100%	100%	100%

CSG Systems International, Inc.

May 4, 2022

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP adjusted revenue, non-GAAP operating income, non-GAAP adjusted operating margin percentage, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow.  CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making.  CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;
•	Forecasting and budgeting;
•	Certain management compensation incentives; and
•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
•	Consistency and comparability with CSG’s historical financial results; and
•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information.  Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only.  Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

CSG Systems International, Inc.

May 4, 2022

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Adjusted Revenue	Operating Income	Adjusted Operating Margin Percentage	EPS
Transaction fees	X	—	X	—
Restructuring and reorganization charges	—	X	X	X
Executive transition costs	—	X	X	X
Acquisition-related expenses:
Amortization of acquired intangible assets	—	X	X	X
Earn-out compensation	—	X	X	X
Transaction-related costs	—	X	X	X
Stock-based compensation	—	X	X	X
Amortization of original issue discount (“OID”)	—	—	—	X
Gain (loss) on debt extinguishment/conversion	—	—	—	X
Gain (loss) on acquisitions or dispositions	—	—	—	X
Unusual income tax matters	—	—	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Transaction fees are primarily comprised of interchange and other payment-related fees paid, in conjunction with the delivery of service to customers under CSG’s payment services contracts, to third-party payment processors and financial institutions by CSG.  Because CSG controls the integrated service provided under its payment services customer contracts, these transaction fees are presented gross, and not netted against revenue; however, other payments companies who do not provide and/or control an integrated service present their revenue net of transaction fees.  The exclusion of these fees in calculating CSG’s non-GAAP adjusted revenue provides management and investors an additional means to use to compare CSG’s current revenue with historical and future periods, as well as with other payments companies.

•

Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction.  These charges are not considered reflective of CSG’s recurring business operating results.  The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Executive transition costs include expenses incurred related to a departure of a CSG executive officer under the terms of the related separation agreement.  These types of costs are not considered reflective of CSG’s recurring business operating results.  The exclusion of these costs in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG Systems International, Inc.

May 4, 2022

•

Acquisition-related expenses include amortization of acquired intangible assets, earn-out compensation, and transaction-related costs.  Transaction-related costs, which typically include expenses related to legal, accounting, and other professional services, are direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring business operating results.  The total amount of acquisition-related expenses can vary significantly between periods based on the number and size of acquisition activities, previously acquired intangible assets becoming fully amortized, and ultimate realization of earn-out compensation.  In addition, the timing of these expenses may not directly correlate with underlying performance of the CSG’s operations.  Therefore, the exclusion of acquisition-related expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs.  The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG.  The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible notes OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules.  This OID is then amortized to interest expense over the life of the respective convertible debt instrument.  The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible notes for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the extinguishment/conversion of debt can be as a result of the refinancing of CSG’s credit agreement and/or repurchase, conversion, or settlement of CSG’s convertible notes.  These activities, to include any derivative activity related to debt conversions, are not considered reflective of CSG’s recurring business operating results.  Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes.  In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Gains or losses related to the acquisition or disposition of certain of CSG’s business activities are not considered reflective of CSG’s recurring business operating results.  Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes.  In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

CSG Systems International, Inc.

May 4, 2022

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes.  Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow.  Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation.  CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, acquisition-related expenses, and unusual items, such as restructuring and reorganization charges, executive transition costs, gains and losses related to the extinguishment of debt, and gains and losses on acquisitions or dispositions, as discussed above.  Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations.  CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of software, property and equipment.

Non-GAAP Financial Measures

Non-GAAP Adjusted Revenue:

The reconciliations of GAAP revenue to non-GAAP adjusted revenue for the indicated periods are as follows (in thousands):

	Quarter Ended March 31,
	2022	2021
GAAP revenue	$264,400	$253,119
Less: Transaction fees	(18,038)	(16,450)
Non-GAAP adjusted revenue	$246,362	$236,669

CSG Systems International, Inc.

May 4, 2022

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended March 31,
	2022	2021
GAAP operating income	$16,415	$31,377
Restructuring and reorganization charges (1)	13,106	1,060
Executive transition costs	1,275	55
Acquisition-related expenses:
Amortization of acquired intangible assets	3,656	2,241
Transaction-related costs	13	79
Stock-based compensation (1)	5,721	5,395
Non-GAAP operating income	$40,186	$40,207

Non-GAAP adjusted revenue	$246,362	$236,669
Non-GAAP adjusted operating margin percentage	16.3%	17.0%
(1)	Stock-based compensation included in the tables above and following excludes amounts that have been recorded in restructuring and reorganization charges.

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	March 31, 2022		March 31, 2021
	Amounts	EPS (3)	Amounts	EPS (3)
GAAP net income	$6,113	$0.19	$19,631	$0.61
GAAP income tax provision (2)	516		6,951
GAAP income before income taxes	6,629		26,582
Restructuring and reorganization charges (1)	13,106		1,060
Executive transition costs	1,275		55
Acquisition-related costs:
Amortization of acquired intangible assets	3,656		2,241
Transaction-related costs	13		79
Stock-based compensation (1)	5,721		5,395
Amortization of OID	-		772
Loss on debt extinguishment/conversion	7,456		-
Non-GAAP income before income taxes	37,856		36,184
Non-GAAP income tax provision (2)	(10,410)		(9,770)
Non-GAAP net income	$27,446	$0.86	$26,414	$0.82
(2)

For the quarters ended March 31, 2022 and 2021 the GAAP effective income tax rates were approximately 8% and 26%, respectively, and the non-GAAP effective income tax rates were approximately 27.5% and 27%, respectively.  The first quarter of 2022 GAAP effective income tax rate was impacted by the combination of lower net income and a discrete tax benefit related to the vesting of equity-awards during the quarter.

(3)	The outstanding diluted shares for the quarters ended March 31, 2022 and 2021 were 31.8 million and 32.1 million, respectively.

CSG Systems International, Inc.

May 4, 2022

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended
	March 31,
	2022	2021
GAAP net income	$6,113	$19,631
GAAP income tax provision	516	6,951
Interest expense (4)	3,272	3,592
Amortization of OID	-	772
Loss on derivative liability upon debt conversion	7,456	-
Interest and investment income and other, net	(942)	431
GAAP operating income	16,415	31,377
Restructuring and reorganization charges	13,106	1,060
Executive transition costs	1,275	55
Acquisition-related expenses:
Amortization of acquired intangible assets (5)	3,656	2,241
Transaction-related costs	13	79
Stock-based compensation (1)	5,721	5,395
Amortization of other intangible assets (5)	3,488	3,336
Amortization of customer contract costs (5)	6,537	4,722
Depreciation	6,138	6,113
Non-GAAP adjusted EBITDA	$56,349	$54,378
Non-GAAP adjusted EBITDA as a percentage of non-GAAP adjusted revenue	22.9%	23.0%

(4)	Interest expense includes amortization of deferred financing costs as provided in Note 5 below.
(5)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):
	Quarter Ended
	March 31,
	2022	2021
Amortization of acquired intangible assets	$3,656	$2,241
Amortization of other intangible assets	3,488	3,336
Amortization of customer contract costs	6,537	4,722
Amortization of deferred financing costs	189	438
Total amortization	$13,870	$10,737

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended
	March 31,
	2022	2021
Cash flows from operating activities	$(5,549)	$(2,224)
Purchases of software, property and equipment	(10,375)	(8,239)
Non-GAAP free cash flow	$(15,924)	$(10,463)

CSG Systems International, Inc.

May 4, 2022

Non-GAAP Financial Measures – 2022 Financial Guidance

Non-GAAP Adjusted Revenue:

The reconciliation of GAAP revenue to non-GAAP adjusted revenue, as included in CSG’s 2022 full year preliminary financial outlook, is as follows:

	2022 Guidance Range
	Low Range	High Range
GAAP revenue	$1,070,000	$1,110,000
Less: Transaction fees	(70,000)	(77,000)
Non-GAAP adjusted revenue	$1,000,000	$1,033,000

Non-GAAP Operating Income:

The reconciliation of GAAP operating income to non-GAAP operating income, as included in CSG’s 2022 full year financial guidance, is as follows (in thousands, except percentages):

	2022 Guidance Range
	Low Range	High Range
Operating Income
GAAP operating income	$106,400	$116,900
Restructuring and reorganization charges	14,500	14,500
Executive transition costs	1,300	1,300
Acquisition-related expenses:
Amortization of acquired intangible assets	14,600	14,600
Stock-based compensation	28,300	28,300
Non-GAAP operating income	$165,100	$175,600

Operating Margin Percentage
Non-GAAP adjusted revenue	$1,000,000	$1,033,000
Non-GAAP adjusted operating margin percentage	16.5%	17.0%

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2022 full year financial guidance is as follows (in thousands, except per share amounts):

	2022 Guidance Range
	Low Range		High Range
	Amounts	EPS (7)	Amounts	EPS (7)
GAAP net income	$63,200	$1.98	$70,800	$2.21
GAAP income tax provision (6)	22,200		25,100
GAAP income before income taxes	85,400		95,900
Restructuring and reorganization charges	14,500		14,500
Executive transition costs	1,300		1,300
Acquisition-related expenses:
Amortization of acquired intangible assets	14,600		14,600
Stock-based compensation	28,300		28,300
Loss on debt extinguishment/conversion	7,500		7,500
Non-GAAP income before income taxes	151,600		162,100
Non-GAAP income tax provision (6)	(41,500)		(44,500)
Non-GAAP net income	$110,100	$3.44	$117,600	$3.68

CSG Systems International, Inc.

May 4, 2022

(6)	For 2022, the estimated effective income tax rate for GAAP and non-GAAP purposes is expected to be approximately 26% and 27%, respectively.
(7)	The weighted-average diluted shares outstanding are expected to be approximately 32 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for CSG’s 2022 full year financial guidance (in thousands, except percentages):

	2022 Guidance Range
	Low Range	High Range
GAAP net income	$63,200	$70,800
GAAP income tax provision (6)	22,200	25,100
Interest expense	13,800	13,800
Loss on derivative liability upon debt conversion	7,500	7,500
Interest and investment income and other, net	(300)	(300)
GAAP operating income	106,400	116,900
Restructuring and reorganization charges	14,500	14,500
Executive transition costs	1,300	1,300
Acquisition-related expenses:
Amortization of acquired intangible assets	14,600	14,600
Stock-based compensation	28,300	28,300
Amortization of other intangible assets	12,300	12,300
Amortization of client contract costs	19,600	19,600
Depreciation	28,300	28,300
Non-GAAP adjusted EBITDA	$225,300	$235,800
Non-GAAP adjusted EBITDA as a percentage of non-GAAP adjusted revenue	22.5%	22.8%

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

	2022 Guidance Range
	Low Range	High Range
Cash flows from operating activities	$150,000	$170,000
Purchases of software, property and equipment	(35,000)	(45,000)
Non-GAAP free cash flow	$115,000	$125,000